As filed with the Securities and Exchange Commission on June 30, 2009               Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
F5 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)
91-1714307
(I.R.S. Employer Identification No.)
401 Elliott Avenue West, Seattle, Washington 98119
(Address of Principal Executive Offices)
F5 NETWORKS, INC. 2005 EQUITY INCENTIVE PLAN
F5 NETWORKS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)
Jeffrey A. Christianson
F5 Networks, Inc.
401 Elliott Avenue West
Seattle, WA 98119
(Name and Address of Agent for Service)
(206) 272-5555
(Telephone Number, Including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price	registration fee
Common Stock, no par value, reserved for issuance under the F5 Networks, Inc. 2005 Equity Incentive Plan	5,000,000 shares	$33.41	$167,050,000	$9,321.39
Common Stock, no par value, reserved for issuance under the F5 Networks, Inc. 1999 Employee Stock Purchase Plan	2,000,000 shares	$28.40	$56,800,000	$3,169.44
Total:	7,000,000 shares		$223,850,000	$12,490.83

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of common stock, no par value of the registrant (“Common Stock”) that become issuable under the F5 Networks, Inc. 2005 Equity Incentive Plan or the F5 Networks, Inc. 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Computed in accordance with Rule 457(h) and Rule 457(c), solely for the purpose of calculating the registration fee. For shares of the Common Stock that may be issued pursuant to the F5 Networks, Inc. 2005 Equity Incentive Plan, the maximum aggregate offering price was computed based on the average of the high and low prices of the Common Stock as reported by The Nasdaq Global Market on June 24, 2009. For shares of the Common Stock that may be issued pursuant to the F5 Networks, Inc. 1999 Employee Stock Purchase Plan, the maximum aggregate offering price was computed based on 85% of the average of the high and low prices of the Common Stock of the registrant as reported by The Nasdaq Global Market on June 24, 2009. Pursuant to the F5 Networks, Inc. 1999 Employee Stock Purchase Plan, the purchase price per share at which shares are sold under the F5 Networks, Inc. 1999 Employee Stock Purchase Plan is the lower of (i) 85% of the fair market value per share at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share at the time the option is exercised on the applicable purchase date.

EXPLANATORY NOTE
          F5 Networks, Inc. (the “Registrant” or the “Company”) has amended (a) the F5 Networks, Inc. 2005 Equity Incentive Plan (as amended, the “2005 Plan”) to increase, by 5,000,000 shares, the number of shares of the Company’s common stock, no par value (“Common Stock”), available for issuance under the 2005 Plan and (b) the F5 Networks, Inc. 1999 Employee Stock Purchase Plan (as amended, the “ESPP”) to increase, by 2,000,000 shares, the number of shares of Common Stock available for issuance under the ESPP (the additional shares available for issuance under the 2005 Plan and the ESPP, collectively, the “Additional Shares”). This Registration Statement is being filed to register the Additional Shares.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) Annual Report on Form 10-K for the year ended September 30, 2008;
     (b) Quarterly Report on Form 10-Q for the quarters ended December 31, 2008 and March 31, 2009;
     (c) Current Reports on Form 8-K filed January 7, 2009 and May 4, 2009; and
     (d) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed May 11, 1999, including any amendments or reports filed for the purposes of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any current report on Form 8-K that the Company may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
          A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein, modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not Applicable
Item 5. Interests of Named Experts and Counsel.
          Not Applicable
Item 6. Indemnification of Directors and Officers.
          Sections 23B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.
          The Company’s Second Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws contain provisions permitting the Company to indemnify its directors and officers to the full extent permitted by Washington law. In addition, the Company’s Second Amended and Restated Articles of Incorporation contain a provision implementing, to the fullest extent permitted by Washington law, the above limitations on a director’s liability to the Company and its shareholders. The Company has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is attached as Exhibit 10.1 to its Registration Statement on Form S-1 (File No. 333-75817). The indemnification agreements provide the Company’s directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for this purpose.
Item 7. Exemption from Registration Claimed.
          Not Applicable
Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-75817).

4.2	Third Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).

4.3	Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-75817).

5.1	Opinion of K&L Gates LLP.

10.17	F5 Networks, Inc. 1999 Employee Stock Purchase Plan.

10.21	F5 Networks, Inc. 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of K&L Gates LLP (Included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (Included on the signature page of this Registration Statement).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 29, 2009.

F5 NETWORKS, INC.

By:	/s/ John McAdam John McAdam, Chief Executive
Officer and President
Power of Attorney
          Each person whose signature appears below constitutes and appoints John McAdam or Jeffrey Christianson, or either of them, his or her, as applicable, true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her, as applicable, in his or her name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John McAdam	Chief Executive Officer, President, and Director	June 29, 2009
John McAdam	(principal executive officer)

/s/ John Rodriquez	Senior Vice President, Chief Accounting Officer	June 29, 2009
John Rodriquez	(principal financial officer)

/s/ A. Gary Ames	Director	June 29, 2009
A. Gary Ames

/s/ Deborah L. Bevier	Director	June 29, 2009
Deborah L. Bevier

/s/ Karl D. Guelich	Director	June 29, 2009
Karl D. Guelich

/s/ Alan J. Higginson	Director	June 29, 2009
Alan J. Higginson

/s/ Scott Thompson	Director	June 29, 2009
Scott Thompson

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-75817).

4.2	Third Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).

4.3	Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-75817).

5.1	Opinion of K&L Gates LLP.

10.17	F5 Networks, Inc. 1999 Employee Stock Purchase Plan.

10.21	F5 Networks, Inc. 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of K&L Gates LLP (Included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (Included on the signature page of this Registration Statement).